EXHIBIT 99.1


[GRAPHIC OMITTED]




     DATE:              April 6, 2004

     MEDIA CONTACT:     William H. Galligan,              Phone: 816/983-1551
                        william.h.galligan@kcsr.com


                         KANSAS CITY SOUTHERN ANNOUNCES
            FIRST QUARTER 2004 EARNINGS RELEASE DATE, CONFERENCE CALL

Kansas City Southern (KCS) (NYSE: KSU) will report financial results for its First Quarter 2004 on Thursday, April 29, 2004, prior to the opening of trading on the New York Stock Exchange (NYSE).

KCS management will discuss the Company's first quarter financial and operational performance on a conference call at 1:00 p.m. EDT, April 29, 2004. To access the conference call, shareholders and interested parties should dial:
1-800-955-1795 (U.S. and Canada) or 1-706-643-0096 (International). A replay of the presentation will be available through May 6, and can be accessed by dialing: 1-800-642-1687 (U.S. and Canada) or 1-706-645-9291 (International),
Conference ID: 6600002. The accompanying slides to the presentation will be available on the KCS website, www.kcsi.com immediately prior to the telephone conference.

KCS IS COMPRISED OF, AMONG OTHERS, THE KANSAS CITY SOUTHERN RAILWAY COMPANY ("KCSR") AND EQUITY INVESTMENTS IN GRUPO TFM, SOUTHERN CAPITAL CORPORATION ("SOUTHERN CAPITAL") AND PANAMA CANAL RAILWAY COMPANY ("PCRC").

THIS PRESS RELEASE INCLUDES STATEMENTS CONCERNING POTENTIAL FUTURE EVENTS INVOLVING THE COMPANY, WHICH COULD MATERIALLY DIFFER FROM THE EVENTS THAT ACTUALLY OCCUR. THE DIFFERENCES COULD BE CAUSED BY A NUMBER OF FACTORS INCLUDING THOSE FACTORS IDENTIFIED IN THE "RISK FACTORS" AND THE "CAUTIONARY INFORMATION" SECTIONS OF THE COMPANY'S FORM 10-K FOR THE YEAR-ENDED DECEMBER 31, 2003 FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") (COMMISSION FILE NO. 1-4717). THE COMPANY WILL NOT UPDATE ANY FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.